JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G, dated March 15, 2019, and any ammendments hereto, relating to the Common Shares of Scynexis, Inc. shall be filed on behalf of the undersigned.

Puissance Life Science Opportunities Fund VI*

By: Puissance Capital Fund (GP) LLC,

its managing member

By: /s/ Theodore Wang

Name: Theodore Wang

Title: Managing Member

Puissance Capital Fund (GP) LLC*

By: /s/ Theodore Wang

Name: Theodore Wang

Title: Managing Member

Puissance Capital Management LP*

By: Puissance Capital Management (GP) LLC,

its general partner

By: /s/ Theodore Wang

Name: Theodore Wang

Title: Managing Member

Puissance Capital Management (GP) LLC*

By: /s/ Theodore Wang

Name: Theodore Wang

Title: Managing Member

Theodore Wang

/s/ Theodore Wang

Date: March 15, 2019